Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 01/09/2014 11:52 AM
Original ID: 2012-000622191
Amendment ID: 2014-001572999

Profit Corporation
Articles of Amendment

1. Corporation name:

Guardianlink

2. Article(s): IV [redacted] is amended as follows:

The corporation will have the authority to issue 100,000,000 shares of common stock with $0.0001 par value and 10,000,000 shares of preferred stock with $0.0001 par value.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

n/a

4. The amendment was adopted on 12/13/2013
(Date - mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

The amendment was duly approved by the board of directors and shareholder approval was not required.

Received
JAN-3-2014
Secretary of State
Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo. gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature:

Date: 12/20/2013
(mm/dd/yyyy)

Print Name: Keith Vogt

Title: Authorized Agent

Contact Person: Keith Vogt

Daytime Phone Number: (307) 637-5151

Email:

Checklist

Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.

The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.

Please submit one originally signed document and one exact photocopy of the filing.